EXHIBIT 4.4

                            FORM OF WARRANT AGREEMENT
                            -------------------------

         Agreement made as of March ___, 2006 between North American Insurance Leaders, Inc., a Delaware corporation, with offices at 885 Third Avenue, 31st Floor, New York, New York 10022 ("Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, with an office at 480 Washington Blvd., Jersey City, NJ 07310. York, NY 10005 ("Warrant Agent").

         WHEREAS, the Company is engaged in a public offering ("Public Offering") of units ("Units") and, in connection therewith, has determined to issue and deliver up to (i) 12,500,000 warrants ("IPO Warrants") to the public investors, with each IPO Warrant evidencing the right of the holder thereof to purchase one share of common stock, par value $0.0001 per share, of the Company's Common Stock ("Common Stock") for $6.00, subject to adjustment as described herein and (ii) 750,000 warrants to CRT Capital Group LLC or its designees ("Underwriter's Warrants"), with each such Underwriter's Warrant evidencing the right of the holder thereof to purchase one share of Common Stock for $7.50, subject to adjustment as described herein; and

         WHEREAS, the Company has also determined to issue and deliver 1,700,000 rights to its officers and directors ("D&O Rights") which are automatically converted into up to 5,100,000 warrants ("D&O Warrants") on the 120th day following the effective date of the Public Offering, with each D&O Warrant evidencing the right of the holder thereof to purchase one share of common stock, par value $0.0001 per share, of the Company's Common Stock for $6.00, subject to adjustment as described herein; and

         WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement, No. 333-127871 on Form S-1 ("Registration Statement") for the registration, under the Securities Act of 1933, as amended ("Act"), of, among other securities, the IPO Warrants, the Underwriter's Warrants and the D&O Warrants (collectively, the "Warrants") and the Common Stock issuable upon exercise of the Warrants; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

         WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

         WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants in accordance with the express terms and conditions (and no implied terms) of this Agreement, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. Warrants.
   ---------

              2.1 Form of Warrant. Each Warrant shall be issued in registered form only, shall be evidenced by, and subject to the terms of, the "Warrant Certificate", which shall be in substantially the form of Exhibit A hereto, and which shall include the subscription form to be printed on the reverse thereof, with such changes, marks of identification or designation and legends, summaries or endorsements printed thereon as the Company may deem appropriate but which do not change the rights, duties or obligations of the Warrant Agent hereunder, and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto. The provisions of the Warrant Certificate are incorporated herein and shall be signed by, or bear the facsimile signature of, (i) the Chairman of the Board, the Chief Executive Officer, if one is so designated, or President and (ii) Secretary or Assistant Secretary, if one is so designated, of the Company ("Authorized Officers") and shall bear a facsimile of the Company's seal. In the event the person whose facsimile signature has been placed upon any Warrant Certificate shall have ceased to serve in the capacity in which such person signed the Warrant Certificate before such Warrant Certificate is issued, it may be issued with the same force and effect as if he or she had not ceased to be such at the date of issuance and delivery by the Company.

              2.2 Effect of Countersignature. The Warrant Certificates will be executed on behalf of the Company by the manual or facsimile signature of its Authorized Officers, attested by its Secretary or principal financial officer, and delivered to the Warrant Agent. The Warrant Certificates will then be countersigned by the Warrant Agent. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant Certificate shall be invalid and of no effect for any purpose and may not be exercised by the holder thereof.

         2.3 Registration.

              2.3.1 Warrant Register. The Warrant Agent is hereby authorized and instructed to keep or cause to be kept, at the office of the Warrant Agent designated for such purpose, the books ("Warrant Register"), for the registration of original issuance and the registration of transfer of the Warrant Certificates. Until a Warrant is transferred in the Warrant Register, the Company and the Warrant Agent may treat the person in whose name the Warrant is registered as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with the written instructions delivered to the Warrant Agent by the Company. Neither the Company nor the Warrant Agent will be liable or responsible for any registration or transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

              2.3.2 Registered Holder. Prior to due presentment for registration of transfer of any Warrant Certificate, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant Certificate shall be registered upon the Warrant Register ("registered holder"), as the absolute owner of such Warrant Certificate and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate, made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         2.4 Detachability of Warrants. The securities comprising the Units will not be separately transferable until the earlier of five days after the expiration or termination of the option of CRT Capital Group LLC, (the "Underwriter") to purchase up to 1,875,000 additional Units to cover over-allotments or exercise in whole by the Underwriter of such option but in no event until the Company files a Current Report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the Public Offering including the proceeds received by the Company from the exercise of the Underwriter's over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

         2.5 IPO Warrants, Underwriter's Warrants and D&O Warrants. The Underwriter's Warrants shall have the same terms and be in the same form as the IPO Warrants except with respect to the warrant price as set forth below in
Section 3.1. The D&O Warrants shall have the same terms and be in the same form as the IPO Warrants except with respect to the transfer restrictions set forth below in Section 5.6.

3. Terms and Exercise of Warrants
   ------------------------------

         3.1 Warrant Price. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant Certificate and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $6.00 per whole share, subject to the adjustments provided in
Section 4 hereof and in the last sentence of this Section 3.1. Each Underwriter's Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Underwriter's Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $7.50 per whole share, subject to the adjustments provided in Section 4 hereof. The term "Warrant Price" as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.

         3.2 Duration of Warrants. A Warrant may be exercised only during the period ("Exercise Period") commencing on the later of (i) the consummation by the Company of a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more insurance or insurance services businesses in North America ("Business Combination") (as described more fully in the Company's Registration Statement) or (ii) _____________, 2007 and terminating at 5:00 p.m., New York City time on the earlier to occur of (x) ________________, 2010 or (y) the date fixed for redemption of the Warrants as provided in Section 6 of this Agreement ("Expiration Date"). Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the

Expiration Date, written notice of which will be delivered as soon as practicable to the Warrant Agent.

         3.3 Exercise of Warrants.

              3.3.1 Payment. Subject to the provisions of the Warrant Certificate and this Warrant Agreement, a Warrant Certificate, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrant, duly executed, and by paying in full, in lawful money of the United States, in cash, good certified check or good bank draft payable to the order of the Company (or as otherwise agreed to by the Company), the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock.

              3.3.2 Issuance of Certificates. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price, the Company shall issue to the registered holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant Certificate for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless a registration statement under the Act with respect to the Common Stock is effective. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.

              3.3.3 Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

              3.3.4 Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

4. Adjustments.
   ------------

         4.1 Stock Dividends - Split-Ups. If, after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

         4.2 Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 4.6, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

         4.3 Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 4.1 and 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

         4.4 Replacement of Securities upon Reorganization. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 4.1 or 4.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrant Certificates and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 4.1 or 4.2, then such adjustment shall be made pursuant to Sections 4.1, 4.2, 4.3 and this Section 4.4. The provisions of this
Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

         4.5 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number or kind of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof as soon as practicable to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail a brief statement of the facts requiring the adjustments and the method of calculation upon which the adjustments are based. The notice shall be conclusive evidence of the correctness of the adjustments and the Warrant Agent may rely on it for all purposes. The Warrant Agent will not be deemed to have any notice of any said adjustment prior to receiving such notice. Notwithstanding anything to the contrary contained herein, the Warrant Agent shall have no duty or obligation to (i) determine if any adjustments are warranted hereunder, or
(ii) investigate or confirm whether the information contained in such notice complies with the terms of this Agreement or any other document, or is accurate and correct. Upon the occurrence of any event specified in Sections 4.1, 4.2,
4.3 or 4.4, then, in any such event, the Company shall give written notice to the Warrant holder, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

         4.6 No Fractional Shares. Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number the number of the shares of Common Stock to be issued to the Warrant holder.

         4.7 Form of Warrant. The form of Warrant Certificate need not be changed because of any adjustment pursuant to this Section 4, and Warrant Certificates issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrant Certificates initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant Certificate that the Company may deem appropriate and that does not affect the substance thereof, written notice of which shall be delivered as soon as practicable to the Warrant Agent, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5. Transfer and Exchange of Warrants.
   ----------------------------------

         5.1 Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant Certificate upon the Warrant Register, upon surrender of such Warrant Certificate for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate written instructions for transfer. Upon any such transfer, a new Warrant Certificate representing an equal aggregate number of Warrants shall be issued and the old Warrant Certificate shall be cancelled by the Warrant Agent. The Warrant Certificates so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

         5.2 Procedure for Surrender of Warrants. Warrant Certificates may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrant Certificates as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant Certificate and issue new Warrant Certificates in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrant Certificates must also bear a restrictive legend.

         5.3 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of a warrant.

         5.4 Service Charges. No service charge to a registered holder shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         5.5 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrant Certificates required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

         5.6 D&O Warrants. Notwithstanding anything herein to the contrary, the Warrant Agent shall not register for transfer any D&O Warrants until after the later of one year or the consummation of an initial business combination, except for (a) transfers resulting from the death of any of the purchasers, (b) transfers by operation of law, (c) any transfer for estate planning purposes to persons immediately related to the transferor by blood, marriage or adoption, or
(d) transfers to any trust solely for the benefit of such transferor and/or the persons described in the preceding clause.

6. Redemption.
   -----------

         6.1 Redemption. Subject to Section 6.4 hereof, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $0.01 per Warrant ("Redemption Price"), provided that the last sales price of the Common Stock on the AMEX, OTC Bulletin Board or other applicable trading facility has been at least $11.50 per share, on each of twenty (20) trading days within any thirty (30) trading day period ending on the third business day prior to the date on which notice of redemption is given.

         6.2 Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all of the Warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the Warrant Agent and to the registered holders of the Warrants, to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

         6.3 Exercise After Notice of Redemption. The Warrants may be exercised in accordance with Section 3 of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the time and date fixed for redemption. On and after the redemption date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

         6.4 Outstanding Warrants Only. The Company understands that the redemption rights provided for by this Section 6 apply only to outstanding Warrants. To the extent a person holds rights to purchase Warrants, such purchase rights shall not be extinguished by redemption. However, once such purchase rights are exercised, the Company may redeem the Warrants issued upon such exercise provided that the criteria for redemption is met.

7. Other Provisions Relating to Rights of Holders of Warrants.
   -----------------------------------------------------------

         7.1 No Rights as Stockholder. Nothing contained in this Agreement or in the Warrant Certificate will be construed as conferring upon the registered holder thereof or their transferees any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

         7.2 Lost, Stolen, Mutilated, or Destroyed Warrants. Upon (a) receipt by the Company and the Warrant Agent of (i) evidence satisfactory to the Company and the Warrant Agent of the loss, theft, mutilation, or destruction of a Warrant Certificate and (ii) security or indemnity as may be satisfactory to the Company or the Warrant Agent, and (b) surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Company will prepare, execute and deliver a new Warrant Certificate of like denomination, tenor, and dated as of such cancellation to the Warrant Agent and the Warrant Agent will countersign and deliver the new Warrant Certificate to the holder in lieu of the Warrant Certificate so lost, stolen, mutilated or destroyed.

         7.3 Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange will, if surrendered to the Company, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, will be canceled by the Warrant Agent, and no Warrant Certificates will be issued in lieu thereof except as expressly permitted by this Agreement. The Company will deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent will so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Warrant Agent will destroy such canceled and retired Warrant Certificates and notify the Company of the destruction of such Warrant Certificates.

         7.4 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

         7.5 Registration of Common Stock. The Company agrees that prior to the commencement of the Exercise Period, it shall file with the Securities and Exchange Commission a post-effective amendment to the Registration Statement, or a new registration statement, for the registration, under the Act, of, and it shall take such action as is necessary to qualify for sale, in those states in which the Warrants were initially offered by the Company, the Common Stock issuable upon exercise of the Warrants. In either case, the Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement until the expiration of the Warrants in accordance with the provisions of this Agreement.

8. Concerning the Warrant Agent and Other Matters.
   -----------------------------------------------

              8.1.1 Compensation. The Company will pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder, which shall not be pro-rated for partial terms and will reimburse the Warrant Agent for all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Warrant Agent in connection with the preparation, delivery, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company will indemnify the Warrant Agent for, and hold it harmless against, any loss, liability, suit, action, proceeding, damage, judgment, claim, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct (as each is determined by a final non-appealable order of a court of competent jurisdiction) on the part of the Warrant Agent, for any action taken, suffered or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement (collectively, "Losses"), including the costs and reasonable expenses of defending against any claim of liability arising therefrom, directly or indirectly, except in each case for Losses that arise out of or in connection with any gross negligence, bad faith or willful misconduct by the Warrant Agent or its agents or representatives. The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action which it believes would expose it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity reasonably satisfactory to it.

              8.1.2 Liability. The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (as each is determined by a final non-appealable order of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action. Any liability of the Warrant Agent under this Agreement shall be limited to the amount of fees paid by the Company to the Warrant Agent.

              8.1.3 Reliance on Warrant Certificates. The Warrant Agent will be protected and will incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Warrant Certificate or certificate evidencing Common Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper person or persons. The provisions of and rights and obligations contained in this Section 8.1.3 shall survive the termination of this Agreement and/or the Warrants and the resignation, replacement or removal of the Warrant Agent.

         8.2 Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants. Notwithstanding the foregoing, neither the Company nor the Warrant Agent will be required to pay any tax or other governmental charge that may be payable in connection with any split up, further transfer, combination, exercise or exchange of Warrants or Warrant Certificates in any name other than that of the holder thereof. The Warrant Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a holder of applicable taxes or governmental charges unless and until the Warrant Agent is satisfied that all such taxes and/or charges are paid.

         8.3 Resignation, Consolidation, or Merger of Warrant Agent.

              8.3.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty
(30) days' notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor warrant agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the holder of any Warrant Certificate may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor warrant agent at the Company's cost. Any successor warrant agent, whether appointed by the Company or by such court, shall be a corporation or other entity organized and existing under the laws of the State of New York, in good standing and having an office in the Borough of Manhattan, City and State of New York, and subject to supervision or examination by federal or state authority. After appointment, any successor warrant agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor warrant agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor warrant agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor warrant agent all such authority, powers, rights, immunities, duties, and obligations.

              8.3.2 Notice of Successor Warrant Agent. In the event a successor warrant agent shall be appointed, the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent for the Common Stock not later than the effective date of any such appointment. Failure to give any notice provided for in this Section 8.3.2, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

              8.3.3 Merger or Consolidation or Change of Name of Warrant Agent. Any person or entity into which the Warrant Agent or any successor warrant agent may be merged or with which it may be consolidated, or any person or entity resulting from any merger or consolidation to which the Warrant Agent or any successor warrant agent shall be a party shall be the successor warrant agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         8.4 Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

         8.5 Duties and Obligations of Warrant Agent.

              8.5.1 The Warrant Agent undertakes only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders, by their acceptance of Warrant Certificates, will be bound.

              8.5.2 The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Warrant Agent), and the advice or opinion of such counsel will be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

              8.5.3 Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

              8.5.4 The Warrant Agent shall not be liable and shall be fully protected in acting upon any written notice, instruction, direction, request or other communication which the Warrant Agent reasonably believes to be genuine, and shall have no duty to inquire into or investigate the validity, accuracy or content thereof. The Warrant Agent shall not take any instructions or directions except those given in accordance with this Warrant Agreement.

              8.5.5 The Warrant Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates or be required to verify same, and all such statements and recitals are and will be deemed to have been made by the Company only.

              8.5.6 The Warrant Agent shall have no responsibility or liability with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible to make any adjustments required under the provisions of
Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be validly authorized and issued, fully paid and non-assessable.

              8.5.7 The Warrant Agent and any member, stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or any affiliate thereof or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein will preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

              8.5.8 The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, accountants, agents or other experts, and the Warrant Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or the holders of Warrants resulting from any such act, default, neglect or misconduct, absent gross negligence or bad faith (as each is determined by a final non-appealable order of a court of competent jurisdiction) in the selection and continued employment thereof.

              8.5.9 The Warrant Agent will not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Warrant Certificates.

              8.5.10 The Warrant Agent shall have no duties, responsibilities or obligations as the Warrant Agent except those which are expressly set forth herein, and in any modification or amendment hereof to which the Warrant Agent has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred. Without limiting the foregoing, unless otherwise expressly provided in this Agreement, the Warrant Agent shall not be subject to, nor be required to comply with, or determine if any person or entity has complied with, the Warrant Certificate or any other agreement between or among the parties hereto, even though reference thereto may be made in this Warrant Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Warrant Agreement.

              8.5.11 The Warrant Agent shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Warrant Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication).

              8.5.12 In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, Warrant Agent may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any holder or other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent; provided that the Warrant Agent has attempted to promptly seek clarification from the Company in writing regarding such uncertainty or ambiguity and such uncertainty or ambiguity continues.

              8.5.13 The Warrant Agent shall waive any right, title, interest or claim of any kind in or to any monies to be deposited and held in the trust account by JPMorgan Chase Bank, NA, as trustee, for the benefit of the public stockholders of the Company's common stock issued in the initial public offering.

              8.5.14 The rights and obligations contained in this Section shall survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent.

         8.6 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company's Common Stock through the exercise of Warrants.

9. Representations and Warranties of the Company. The Company hereby represents and warrants to the Warrant Agent that:

         9.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

         9.2 The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company;

         9.3 The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will not conflict with, violate or constitute a breach of any material contract, agreement or instrument by which the Company is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which the Company is subject;

         9.4 This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally; and

         9.5 The Warrants, when issued and delivered to the initial holders as provided in this Agreement, and the Warrant shares issued upon exercise of the Warrants, when issued, paid for and delivered as provided in this Agreement, will be validly issued, fully paid and non-assessable.

         9.6 The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

10. Miscellaneous Provisions.
    -------------------------

         10.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns, but will not be assignable or delegable by any party without the prior written consent of the other parties. In the absence of such prior written consent, any purported assignment or delegation of any right or obligation hereunder will be null and void.

         10.2 Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                  North American Insurance Leaders, Inc.
                  885 Third Avenue, 31st Floor
                  New York, New York 10022
                  Attn:    William R. de Jonge
                  Fax:     (212) 593-0140

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                  Mellon Investor Services LLC
                  Newport Office Center VII
                  480 Washington Blvd.
                  Jersey City, NJ  07310
                  Attn:  Relationship Management
                  Tel:    (201) 680-4000
                  Fax:   (201) 680-4637

                  With a copy to:

                  Mellon Investor Services LLC
                  Newport Office Center VII
                  480 Washington Blvd.
                  Jersey City, New Jersey 0731 0
                  Attn: General Counsel
                  Fax: (201) 680-4610
         in either case with a copy to:

                  Shearman & Sterling LLP
                  801 Pennsylvania Ave., NW
                  Washington, DC  20004
                  Attn:  Thomas J. Friedmann
                  Fax:  (202) 508-8100

         10.3 Applicable Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

         10.4 Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or entity other than the parties hereto and the registered holders of the Warrants and, for the purposes of Sections 6.1, 6.4, 7.5 and 10.2 hereof, Underwriter, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. Underwriter shall be deemed to be a third-party beneficiary of this Agreement with respect to Sections 6.1, 6.4, 7.5 and 10.2 hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto (and Underwriter with respect to the Sections 6.1, 6.4, 7.5 and 10.2 hereof) and their successors and assigns and of the registered holders of the Warrants.

         10.5 Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant Certificate for inspection by it.

         10.6 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         10.7 Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

         10.8 Certain Interpretive Matters. Unless the context otherwise requires, (i) all references to Sections are to Sections of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) "or" is disjunctive but not necessarily exclusive, and (iv) words in the singular include the plural and vice versa. All references to dollar amounts are to lawful currency of the United States of America.

         10.9 Amendment and Waiver. No failure or delay of the holder in exercising any power or right hereunder (other than a failure to exercise Warrants in accordance with the provisions hereof) will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on the Company in any case will entitle the Company to any other or future notice or demand in similar or other circumstances. Subject to the last sentence of this Section, (a) the Company and the Warrant Agent may supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (b) the Company and the Warrant Agent may from time to time supplement or amend this Agreement, with the consent of holders of at least 50% of the Warrants then outstanding, for any other purpose and (c) the Warrant Agent may, but shall not be obligated to, execute any amendment or supplement which affects the rights or the duties or obligations of the Warrant Agent. Notwithstanding anything to the contrary herein, upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section and, provided such supplement or amendment does not change the Warrant Agent's rights, duties, liabilities or obligations hereunder, the Warrant Agent shall execute such supplement or amendment. Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section will be binding upon all holders and upon each future holder, the Company and the Warrant Agent. In the event of any amendment, modification or waiver, the Company will give prompt notice thereof to all holders and, if appropriate, notation thereof will be made on all Warrant Certificates thereafter surrendered for registration of transfer or exchange.

         10.10 Entire Agreement. This Agreement constitutes the entire Agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements among the parties hereto with respect thereto except as expressly set forth herein.

         10.11 Severability. In case any provision contained in this Agreement is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. The Company and the Warrant Agent will endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.



                            [Signature page follows.]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

Attest:                            NORTH AMERICAN INSURANCE LEADERS, INC.

                                   By:
--------------------------               ---------------------------------------
                                         Name:    William R. de Jonge
                                         Title:   President



Attest:                            MELLON INVESTOR SERVICES LLC
                                   as Warrant Agent

                                   By:
--------------------------               ---------------------------------------
                                         Name:  John Comer
                                         Title:    Client Relationship Executive




WARRANT AGREEMENT